                                                                     Exhibit 21

                               ARVINMERITOR, INC.

                       LIST OF SUBSIDIARIES OF THE COMPANY
                            AS OF SEPTEMBER 30, 2000


                                                            PERCENTAGE OF VOTING
                                                             SECURITIES OWNED BY
        NAME AND JURISDICTION                               REGISTRANT   SUBSIDIARY
        ---------------------                               ----------   ----------


Meritor Heavy Vehicle Systems, LLC (Delaware).............  100%

Meritor Light Vehicle Systems, Inc. (Delaware)............  100%

Meritor Holdings, LLC (Delaware)..........................  100%

        Meritor Finance Cayman Islands, Ltd.(Cayman Islands)             100%

               Meritor do Brasil Ltda. (Brazil)...........               100%(1)

        Meritor Holdings Netherlands B.V. (Netherlands)...               100%

        Meritor Automotive GmbH (Germany).................               100%(2)

        Meritor Automotive Canada Inc. (Canada)............              100%

        Meritor Automotive Limited (England)..............               100%

               Meritor France (France)....................               100%

Maremont Corporation (Delaware).............................100%

        AVM, Inc. (South Carolina)..........................             100%

        Maremont Exhaust Products, Inc. (Delaware)..........             100%

        Gabriel Ride Control Products, Inc. (Delaware)......             100%

               Arvin-Kayaba, LLC (Indiana)..................             50.1%

Arvin International Holdings, Inc. (Delaware)...............100%

        Arvin International U.K. PLC (United Kingdom).........           100%

               Arvin Exhaust Limited (United Kingdom).........           100%



                                                                     Exhibit 21

               Arvin Replacement Products Limited (United Kingdom)...               100%

        Arvin Exhaust S.A. (Spain)..................................                100%

        A.P. Amortiguadores S.A. (Spain)............................                 75%

        Arvin Replacement Products S.p.A. (Italy)...................                100%

        Arvin International Holland B.V. (Netherlands)..............                100%

               Arvin Exhaust B.V. (Netherlands).....................                100%

Purolator Products Company (Delaware)...............................   100%

        Purolator Products NA, Inc. (Delaware)......................                100%

Roll Coater, Inc. (Indiana).........................................   100%

Arvin Technologies, Inc. (Michigan).................................   100%

Arvin Canada Holding Limited (Canada)...............................    82%          18%(3)

        Arvin Ride Control Products, Inc. (Canada)..................                100%

Arvin France S.A. (France)........................................... 73.5%        26.5%(4)

        Arvin Exhaust S.A. (France).................................                100%

Arvin Replacement Products S.A. (France)............................                100%(5)

Arvin Exhaust S.p.A. (Italy)........................................                100%(6)

Arvin Exhaust do Brasil Ltda. (Brazil)..............................  12.5%        87.5%(7)



--------------
1 100% of the voting securities of Meritor do Brasil Ltda. is owned by Meritor Participacoes Ltda., a holding company all of the voting securities of which is owned by Meritor Finance Cayman Islands.

2 1% of the voting securities of Meritor Automotive GmbH is owned by Meritor Heavy Vehicle Systems Limited, 75% is owned by Meritor Automotive BV and 24% is owned by Meritor Holdings Netherlands B.V.

3 18% of the voting securities of Arvin Canada Holding Limited is owned by Arvin Finance Company of Canada.

                                                                     Exhibit 21

4 26.5% of the voting securities of Arvin France S.A. is owned by Arvin Ride Control Products, Inc.

5 100% of the voting securities of Arvin Replacement Products S.A. is owned by Financiere Rosi S.A. which is owned 100% by Arvin International Holdings, Inc.

6 99% of the voting securities of Arvin Exhaust S.p.A. is owned by Arvin International Holland B.V. and 1% is owned by Arvin Exhaust B.V.

7 60% of the voting shares of Arvin Exhaust do Brasil Ltda. is owned by Arvin Industriea Comerciao e Participacoes Ltda. and 27.5% is owned by Arvin Automotiva Industria e Comerciao Ltda.

        Listed above are certain consolidated subsidiaries included in the financial statements of the Company at September 30, 2000.